Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this annual report pursuant to Regulation A on Form 1-K of NÖK Therapeutics, Inc. of our report dated May 5, 2025, relating to our audit of the financial statements of NÖK Therapeutics, Inc. for the period from inception (May 22, 2024) to December 31, 2024. We also consent to the reference to us under the caption “Experts” in the Form 1-K.

Tampa, Florida

May 5, 2025

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707